Exhibit 4.3

ILLINOIS TOOL WORKS INC.

Officers’ Certificate Pursuant to

Sections 2.01, 2.04 and 14.05 of the Indenture

Michael M. Larsen, Senior Vice President & Chief Financial Officer, and Matteo C. Pigozzo, Vice President & Chief Accounting Officer, of Illinois Tool Works Inc., a Delaware corporation (the “Company”), each certify, pursuant to Sections 2.01, 2.04 and 14.05 of the Indenture dated as of November 1, 1986, as supplemented by the First Supplemental Indenture dated as of May 1, 1990 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as Trustee, that, pursuant to authority granted by the Board of Directors of the Company to the undersigned and certain other officers of the Company in resolutions duly adopted on May 8, 2026, the terms and form of the Company’s 4.650% Notes due 2029 (the “Notes”) shall be as set forth below. Capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture.

1. The Notes shall be designated as “4.650% Notes due 2029.”

2. The aggregate principal amount at Stated Maturity of the Notes that may be authenticated and delivered under the Indenture (not including Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 2.06, 2.07, 2.08, 3.02 or 10.04 of the Indenture) initially shall be not more than $1,500,000,000. The Company shall have the right from time to time, without the consent of the existing holders of Notes, to issue additional notes with the same terms and conditions and with the same CUSIP number as the Notes, except for the issue date, issue price and the first payment of interest thereon (“Additional Notes”). Additional Notes will be consolidated with and will form a single series with the Notes.

3. Each Note shall bear interest from and including the most recent Interest Payment Date to which interest on such Note (or any predecessor Note) has been paid or duly made available for payment, or if no interest has been paid, from and including August 13, 2026, at the rate of 4.650% per annum until the principal thereof is paid or made available for payment. Interest shall be payable on each Interest Payment Date and at Stated Maturity. Interest payments shall be in the amount of interest accrued to, but excluding, the relevant Interest Payment Date or Stated Maturity, as applicable. Interest shall be payable to the person in whose name a Note (or any predecessor Note) is registered at the close of business on the Record Date next preceding each Interest Payment Date; provided, however, that interest payable at Stated Maturity shall be payable to the person to whom principal shall be payable.

The Interest Payment Dates for the Notes shall be February 13 and August 13 of each year and at Stated Maturity, and the Record Dates for interest payable on the Notes shall be the close of business on February 1 and August 1 next preceding the February 13 and August 13 Interest Payment Dates, respectively. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

4. The Stated Maturity of the Notes shall be August 13, 2029.

5. The Notes shall be substantially in the form attached to this Certificate as Exhibit A.

6. The Notes may be redeemed in whole or in part from time to time at the option of the Company before the applicable date of Stated Maturity at the price and on the terms set forth in the form of Note attached to this Certificate as Exhibit A.

7. The Notes shall be sold by the Company to Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, acting as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to the Underwriting Agreement, dated August 11, 2026 with the Company, at a price equal to 99.498% of the principal amount of the Notes. The initial public offering price of the Notes shall be 99.748% of the principal amount thereof for the Notes, plus accrued interest, if any, from the date of original issue.

8. The Notes shall not be entitled to any sinking, purchase or analogous fund, and the Company shall not be obligated to redeem or purchase the Notes at the option of any Holder thereof. The Notes shall not be convertible or exchangeable.

9. The Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

10. Payments of principal of and any premium or interest on the Notes, when payable, shall be made in immediately available funds at the Corporate Trust Office in Chicago, Illinois, or in New York, New York. “Corporate Trust Office” shall mean the principal office of the Trustee in Chicago, Illinois or New York, New York, at which at any particular time its corporate trust business shall be administered. On the date of this Certificate, the Corporate Trust Office is located at 311 South Wacker Drive, Suite 6200B, Mailbox #44 Chicago IL 60606, Attention: Corporate Trust Administration and 240 Greenwich Street, Floor 7W, New York, New York 10286, Attention: Corporate Trust Administration. Payments of interest on each Note (other than interest payable at Stated Maturity) shall be made by check mailed to the registered address of the person entitled thereto, unless such person and the Company shall have agreed that such payment will be made by wire transfer in immediately available funds. Notwithstanding the foregoing, if the registered owner of the Notes is The Depository Trust Company (“DTC”) or its nominee, payments of principal and interest shall be made in accordance with the requirements of DTC pursuant to a Letter of Representations between DTC and the Company.

11. So long as any of the Notes remain outstanding, the Company shall maintain an office and agency in Chicago, Illinois and any other location the Company may designate, where the Notes may be presented for registration of transfer and exchange, for payment, and where notices and demands to or upon the Company in respect of such Notes or the Indenture may be served. The office of the Trustee in such location or locations shall be such office of the Company, and the Trustee shall be such agent for the Company for the foregoing purposes.

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12. Section 12.02 of the Indenture shall be fully applicable to the Notes.

13. The Notes shall be issued as registered Notes, without coupons, in the form of one or more definitive Global Securities. The Depositary for the Notes initially shall be DTC. So long as the Notes are represented by such Global Securities in accordance with the Indenture, beneficial owners of interests in such Global Securities may not exchange such interests for Definitive Securities (as defined in Paragraph 15 of this Certificate) except as otherwise expressly provided in the Indenture.

14. The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Note Custodian (as defined in Paragraph 15 of this Certificate), as provided herein and in the Indenture.

15. Definitions. Certain capitalized terms used in this Certificate and not defined in the Indenture have the following meanings:

“Definitive Securities” means any Security issued in fully-registered certificated form pursuant to Section 2.03 of the Indenture (other than a Global Security), which shall be substantially in the form of Exhibit A, with appropriate legends as specified therein.

“Note Custodian” means the custodian with respect to any Global Note appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

Each of the undersigned certifies that there is no Event of Default existing on the date hereof, and no event which with notice or lapse of time or both could become an Event of Default has occurred and is continuing on the date hereof.

Each of the undersigned states that all conditions precedent provided for in the Indenture relating to the issuance, authentication and deliver of the Notes have been complied with.

Each of the undersigned further states that he has read the provisions of the Indenture relating to the issuance, authentication and delivery of the Notes and the definitions relating thereto; that the statements made in this Certificate are based upon an examination of the provisions of the Indenture and upon the relevant books and records of the Company; that he has, in his opinion, made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions included in such provisions have been complied with; and that, in his opinion, such conditions have been complied with.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this 13th day of August, 2026.

By:	/s/ Michael M. Larsen
Name:	Michael M. Larsen
Title:	Senior Vice President &
Chief Financial Officer

By:	/s/ Matteo C. Pigozzo
Name:	Matteo C. Pigozzo
Title:	Vice President &
Chief Accounting Officer

(Signature Page to Officers’ Certificate Pursuant to Sections 2.01, 2.04 and 14.05 of the Indenture)

EXHIBIT A

FORM OF NOTE

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, TO DTC OR TO A SUCCESSOR DEPOSITARY OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE ADDITIONAL TERMS ATTACHED HERETO.

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ILLINOIS TOOL WORKS INC.

4.650% NOTE DUE 2029

Principal Amount $500,000,000

as revised by the Schedule of Increases and Decreases in Global Security attached hereto

No. 1-A

August 13, 2026

CUSIP NO. 452308BD0

ISIN NO. US452308BD06

ILLINOIS TOOL WORKS INC., a corporation incorporated under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) subject to adjustment from time to time as reflected on the Schedule of Increases and Decreases in Global Security attached hereto on August 13, 2029 at the office or agency of the Company in Chicago, Illinois or New York, New York or such other location or locations as may be provided for pursuant to the Indenture referred to herein, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum, in arrears, from and including the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for (or if no interest has been paid, from and including August 13, 2026), to, but excluding, February 13 and August 13 of each year (each, an “Interest Payment Date”), beginning on February 13, 2027, at the rate of 4.650% per annum, at said offices or agencies, in like coin or currency, to but excluding the date on which said principal sum is paid in full. The amount of interest payable on the Securities will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “Business Day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in The City of New York are authorized or required by law or executive order to close. The Record Date with respect to each Interest Payment Date shall be the close of business on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to herein, be paid by check mailed to the registered address of the person entitled thereto, unless such person and the Company shall have agreed that such payment will be made by wire transfer in immediately available funds. Notwithstanding the foregoing, if the registered owner of the Notes is The Depository Trust Company (“DTC”) or its nominee, payments of principal and interest shall be made in accordance with the requirements of DTC pursuant to a Letter of Representations between DTC and the Company.

The further provisions of this Security are continued in an attachment hereto and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee under the Indenture referred to herein.

[signature page follows]

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IN WITNESS WHEREOF, ILLINOIS TOOL WORKS INC. has caused this Security to be manually signed by its duly authorized officers and its corporate seal to be affixed hereto.

ILLINOIS TOOL WORKS INC.

By:
Name:	Michael M. Larsen
Title:	Senior Vice President &
Chief Financial Officer

[SEAL]

By:
Name:	Matteo C. Pigozzo
Title:	Vice President & Chief
Accounting Officer

By:
Name:	Anna Oliveira
Title:	Chief Governance Counsel & Assistant Secretary

[Signature Page to No. 1-A Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated: August 13, 2026	By:
Authorized Signature

THE ADDITIONAL TERMS ATTACHED HERETO ARE INCORPORATED BY REFERENCE HEREIN AND DEEMED TO BE A PART HEREOF.

ADDITIONAL TERMS OF

ILLINOIS TOOL WORKS INC.

4.650% NOTE DUE 2029

This Security is one of a duly authorized issue of the Securities of Illinois Tool Works Inc., a Delaware corporation (the “Company”), designated as its 4.650% Notes due 2029 (individually, a “Security” and collectively, the “Securities”), issued under and pursuant to an Indenture dated as of November 1, 1986 and supplemented by a First Supplemental Indenture dated as of May 1, 1990 (the “Indenture”), duly executed and delivered by the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The First National Bank of Chicago, as trustee (the “Trustee”). The terms of the Securities include those stated in the Indenture and in the Officers’ Certificate dated August 13, 2026 (the “Officers’ Certificate”) establishing certain terms of the Securities pursuant to the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture, the Officers’ Certificate and the TIA for a statement of all such terms. All terms used in this Security that are defined in the Indenture or in the Officers’ Certificate shall have the meanings assigned to them therein. The Securities are unsecured senior obligations of the Company.

The Securities are initially limited to the aggregate principal amount of One Billion Five Hundred Million Dollars ($1,500,000,000), as specified in the Officers’ Certificate. The Company may from time to time, without the consent of the existing Holders of Securities, issue additional Securities with the same terms and conditions and with the same CUSIP number as the Securities, except for the issue date, issue price and the first payment of interest thereon. Additional Securities so issued will be consolidated with and will form a single series with the Securities.

In case an Event of Default, as defined in the Indenture, relating to the Securities shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the provisions contained in the Indenture. The Indenture provides that, prior to the declaration of maturity of the Securities upon the occurrence of an Event of Default relating to the Securities, the Holders of a majority in aggregate principal amount at Stated Maturity of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past default under the Indenture relating to the Securities and its consequences, except a default in the payment of the principal of and premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued upon the registration of transfer hereof or in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Security or such other Securities.

Prior to July 13, 2029 (one month prior to the Stated Maturity) (the “Par Call Date”), the Company may redeem the Securities at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 10 basis points less (b) interest accrued to the date of redemption, and (ii) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date. On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a date of redemption will be payable on the Interest Payment Date to the registered holder hereof as of the close of business on the relevant Record Date according to this Security and the Indenture.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and, if applicable, will state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied or otherwise waived by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, the Company will provide written notice to the Trustee prior to the close of business one Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the Securities will be rescinded or delayed as provided in such notice. Upon receipt, the Trustee will provide such notice to each Holder of Securities in the same manner in which the notice of redemption was given.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following three paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.

In determining the Treasury Rate in accordance with the terms of the preceding paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility or liability to determine, verify, calculate or confirm the redemption price.

Notice of any redemption will be mailed or published (or otherwise transmitted in accordance with the Depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities, or portions thereof, called for redemption. In the case of a partial redemption, selection of the Securities for redemption will be made by lot; provided, however, that no Securities of a principal amount of $2,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security will state the portion of the principal amount thereof to be redeemed, and will also state that a new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon surrender for cancellation of the original Security. For so long as the Securities are held by DTC (or another depositary), the redemption of the Securities shall be done in accordance with the policies and procedures of the depositary, and the Trustee shall have no duty to monitor or oversee such procedures.

Except as otherwise specifically provided herein, the Securities may not be redeemed before August 13, 2029 (herein referred to as the “Stated Maturity”) and shall not be entitled to any sinking, purchase or analogous fund, nor shall the Company be obligated to redeem or purchase the Securities at the option of any Holder thereof. The Securities will not be convertible or exchangeable.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount at Stated Maturity of the Securities at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures which, if they pertain specifically to the Securities, may add any provisions to or change in any manner or eliminate any of the provisions of the Indenture relating to the Securities or of any supplemental indenture relating to the Securities or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall (i) extend the Stated Maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any premium payable upon the redemption thereof, or change the currency in which any Security is payable, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid majority in aggregate principal amount of Securities, the consent of the Holders of which is required for any such supplemental indenture relating to the Securities, without the consent of the Holders of all Securities then outstanding.

The Company may terminate all of its obligations under the Securities and the Indenture as it relates to the Securities, with certain limited exceptions described in the Indenture, by (i) irrevocably depositing in trust with the Trustee money or Government Obligations (or any combination thereof) sufficient to pay principal of and any premium or interest on the Securities at Stated Maturity and (ii) complying with certain other conditions specified in the Indenture. Alternatively, the Company may, upon the making of such deposit and the satisfaction of certain conditions specified in the Indenture, omit to comply with its covenants in the Indenture relating to creation of secured indebtedness (Section 4.05), sale and lease-back transactions (Section 4.06), and transactions involving a merger or consolidation of the Company into or with any other corporation or a sale, conveyance or lease of the property of the Company substantially as an entirety to any other corporation or entity (Article Eleven), and such omission shall not be an Event of Default with respect to the Securities.

The Securities are issuable as registered Securities without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. At the office or agency to be maintained by the Company in Chicago, Illinois, New York, New York or at such other location or locations as may be provided for in the Indenture, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged by the Holder thereof without charge except for any tax or other governmental charge imposed in respect thereof, for a like aggregate principal amount at Stated Maturity of Securities of other authorized denominations.

Subject to the limitations provided in the Indenture, the Officers’ Certificate and herein, this Security is transferable and the registration of the transfer hereof may be effected by the registered Holder hereof or by his attorney duly authorized in writing upon due presentment for registration of transfer at the office or agency of the Company in Chicago, Illinois, New York, New York or at such other location or locations as may be provided for in the Indenture, but only in the manner and subject to the limitations provided in the Indenture, the Officers’ Certificate and herein, without charge except for any tax or other governmental charge imposed in relation thereto. Upon any such registration of transfer, a new Security or Securities of authorized denominations for a like aggregate principal amount at Stated Maturity will be issued to the transferee in exchange therefor.

Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by any person), for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a condition of and part of the consideration for the issue hereof, expressly waived and released.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Illinois.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

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Please print or typewrite name and address including zip code of assignee

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                    attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian